UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2012 (December 18, 2012)

The Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-51018	23-3016517
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

409 Silverside Road Wilmington, DE		19809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(302) 385-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2012, The Bancorp, Inc. (the “Company”) and The Bancorp Bank entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill & Partners, L.P., as representative of the underwriters (the “Underwriters”), with respect to the offer and sale (the “Offering”) by the Company of 4,000,000 shares (the “Common Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), at a public offering price of $11.00 per Common Share, on the terms set forth therein. As part of the Offering, the Company granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 600,000 shares of Common Stock (the “Option”).

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties, and termination provisions. Under the terms of the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, to contribute to payments the Underwriters may be required to make in respect of these liabilities and to reimburse the Underwriters for certain expenses.

Pursuant to the Underwriting Agreement, directors and executive officers of the Company entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90 – day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

On December 21, 2012, the Company issued and sold the Common Shares pursuant to the Offering. The net proceeds to the Company from the Offering were approximately $41.6 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Offering was made pursuant to the prospectus supplement dated December 18, 2012 and the accompanying base prospectus dated December 14, 2012, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-185226) (the “Registration Statement”), which was declared effective by the Commission on December 14, 2012.

The above summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated by reference herein. A copy of the opinion of Ledgewood, P.C. relating to the legality of the issuance and sale of Common Shares in the Offering is attached to this Current Report on Form 8-K as Exhibit 5.1. This Current Report on Form 8-K is being filed for the purpose of filing Exhibit 1.1, Exhibit 5.1 and Exhibit 23.1 as exhibits to the Registration Statement and such exhibits are hereby incorporated by reference into the Registration Statement.

Item 7.01. Regulation FD Disclosure.

Attached as Exhibit 99.1 is a press release of the Company with respect to the pricing of the Offering.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number	Description

1.1	Underwriting Agreement, dated December 18, 2012, by and between The Bancorp, Inc., The Bancorp Bank and the Underwriters.
5.1	Opinion of Ledgewood, P.C. as to validity of the Common Shares.
23.1	Consent of Ledgewood, P.C. (included in Exhibit 5.1).
99.1	Press release dated December 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 21, 2012	THE BANCORP, INC.

By: /s/ Paul Frenkiel
Name: Paul Frenkiel
Title: Chief Financial Officer